Exhibit (h)(5)(ii)

January 20, 2017

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware  19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between Voya Series Fund, Inc. and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of the changes to the Amended Exhibit A of the Agreement.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated April 18, 2016.

The Amended Exhibit A has also been updated to reflect the recent name changes for Voya Capital Allocation Fund to Voya Global Multi-Asset Fund, Voya Global Value Advantage Portfolio to Voya Global Equity Portfolio, Voya Mid Cap Value Advantage Fund to Voya Mid Cap Research Enhanced Index Fund, Voya Money Market Fund to Voya Government Money Market Fund, and Voya Money Market Portfolio to Voya Government Money Market Portfolio.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

By:	/s/Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
Voya Government Money Market Portfolio
Voya Series Fund, Inc.
Voya Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:	/s/Peter G. Rigopoulos
Name:	Peter G. Rigopoulos
Title:	Director / Relationship Executive	, Duly Authorized

AMENDED EXHIBIT A

(Dated: January 20, 2017)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”).  For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Government Money Market Portfolio

Voya Intermediate Bond Portfolio

Voya Series Fund, Inc.

Voya Corporate Leaders® 100 Fund

Voya Global Multi-Asset Fund

Voya Global Target Payment Fund

Voya Government Money Market Fund

Voya Mid Cap Research Enhanced Index Fund

Voya Small Company Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Australia Index Portfolio

Voya Emerging Markets Index Portfolio

Voya Euro STOXX 50® Index Portfolio

Voya FTSE 100 Index® Portfolio

Voya Global Equity Portfolio

Voya Hang Seng Index Portfolio

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio

Voya International Index Portfolio

Voya Japan TOPIX Index® Portfolio

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S. Bond Index Portfolio